Exhibit 31.1

I, Alexander Lee, certify that:

1.	I have reviewed this annual report on Form 10-K of Altair Nanotechnologies Inc.; and

2.
Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 30, 2012	By:	/s/ Alexander Lee
Alexander Lee,
Interim Chief Executive Officer